EXHIBIT 24.1

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Manuel A. Villafana and John H. Jungbauer, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of ATS Medical, Inc.), to sign a registration statement, and any or all amendments (including post-effective amendments) thereto, on Form S-8 for the sale of shares of ATS Medical, Inc. Common Stock pursuant to the ATS Medical, Inc. 1987 Stock Option and Stock Award Plan, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.


         Name                                Title                                Date
         ----                                -----                                ----

    /s/ Manuel A. Villafana           Chief Executive Officer, Chairman       March 19, 1998
---------------------------------     of the Board and Director
    Manuel A. Villafana

    /s/ Richard W. Kramp              President, Chief Operating              March 19, 1998
---------------------------------     Officer and Director
    Richard W. Kramp


    /s/ John H. Jungbauer             Chief Financial Officer                 March 19, 1998
---------------------------------
    John H. Jungbauer


    /s/ Charles F. Cuddihy, Jr.       Director                                March 19, 1998
---------------------------------
    Charles F. Cuddihy, Jr.


    /s/ David Boehnen                 Director                                March 19, 1998
---------------------------------
    David Boehnen


    /s/ A. Jay Graf                   Director                                March 19, 1998
---------------------------------
    A. Jay Graf
